ANAVEX LIFE SCIENCES

February 2, 2011

Genesis BioPharma Group, LLC
Steve Arikian, M.D.
50 Harrison St.
Suite 315
Hoboken, NJ 07030
USA

Re:  Notice and Acknowledgement of Termination of Anavex 2-73 Engagement with Genesis BioPharma Group, LLC (GBG)

Dear Steve:

In accordance with our conversations with you, please accept this letter as formal notice of the termination of GBG contract dated August 10, 2010 as we already discussed and agreed upon.  We understand, under mutual agreement, that GBG accepts this notice of termination due to the reasons we discussed in person with you January 22 and 23, 2011, which include the current financial situation, redundancies in work performed and delays of the Phase 1/2a program, including actual work performed by other CROs, and internal strategic shifts due to the above.  As formality, kindly indicate your acceptance of notice of this termination, as well as your agreement to the terms stated herein, as evidenced by your acknowledgement signed below.  It is intended and agreed that the Agreement shall be terminated as of the effective date of this termination notice.
Pursuant to the terms of the Agreement all proprietary and confidential information, files, equipment and materials of Anavex Life Sciences should be immediately returned to Anavex.

It is further understood and agreed by the parties that a final payment is to be made to GBG by Anavex Life Sciences Corp. and represents the final compensation to which both parties agreed upon in negotations:

$ 45,000.00

This sum shall be paid to you  by February 5th, 2011 as follows:

Upon execution of this letter-agreement and full payment of the sum set forth hereinabove, Anavex shall have no further obligations and you shall have no further claims or rights to compensation.   This Acknowledgment shall constitute a Release of any and all claims.

However, Anavex intends to continue with the separate sub-lease agreement of the office-space at 50 Harrison street, Suite 315, Hoboken, NJ 07030 under the stipulations as agreed upon in that separate agreement.

The amount of $ 45,000 will be wired directly to your e-Trade account.

Kindly indicate your acknowledgement and agreement as to the terms set forth herein by signing where indicated below.

If you should have any questions with regard to this matter, please do not hesitate to contact me.

Sincerely,

/s/ Harvey Lalach
Harvey Lalach
President

The undersigned hereby acknowledges receipt of this notice
and agrees to the terms set forth herein.

/s/ Steve Arikian                                                      Date:           February 2, 2011
Genesis BioPharma Group, LLC
Steve Arikian, M.D., CEO